Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Artisoft, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Boston, Massachusetts

December 8, 2005